EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the use in this Registration Statement of our report, dated January 24, 1997, relating to the financial statements of PerArdua Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                      MCGLADREY & PULLEN, LLP


Richmond, Virginia
February 5, 1997